Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement and related Proxy Statement/Prospectus pertaining to Electro Scientific Industries, Inc., of our report dated July 3, 1996 included in the Electro Scientific Industries, Inc. Annual Report and Form 10-K for the fiscal year ended May 31, 1996 and to all references to our firm included in this Registration Statement and related Proxy Statement/Prospectus.




                                                          ARTHUR ANDERSEN LLP




Portland, Oregon
January 30, 1997